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Exhibit 5.4

CONSENT OF EXPERT

        The undersigned hereby consents to all references to him as a non-independent qualified person included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 9, 2014, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ R. MICHAEL JONES R. Michael Jones Date: December 9, 2014

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  Exhibit 5.4
CONSENT OF EXPERT